UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENERGY FOCUS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-1

EXPLANATORY NOTE

This proxy statement (this “Proxy Statement”) of Energy Focus, Inc. (“we,” “us,” “our” or the “Company”) amends, restates and supersedes the definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 3, 2024 (the “Original Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders (the “Annual Meeting”).

The purpose of submitting this amendment is to: (i) correct the company's common stock number from 19,243,610 shares to 4,726,149 shares (ii) correct, supplement and update certain information and disclosures specified in the original proxy statement.
This Proxy Statement should be read in place of the Original Proxy Statement, and amends, restates and supersedes the Original Proxy Statement.

Record Date and Share Ownership
Only stockholders of record at the close of business on April 15, 2024 (the “Record Date”) will be entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof. The Company had 4,726,149 shares of common stock and 876,447 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), issued and outstanding as of the Record Date.
Proposals to be Voted Upon
You are being asked to vote on the following matters at the Annual Meeting:
The Annual Meeting is being held for the following purposes:
1.To elect seven directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Kin-Fu Chen, Jay (Chiao -Chieh) Huang, Gina (Mei -Yun) Huang, Wen-Jeng Chang, Shou-Jang Lee, Chao-Jen Huang, Wen-Cheng Chen;
2.To ratify the appointment of GBQ Partners LLC as the Company's independent registered public accounting firm for the year ending December 31, 2024.
3.To approve the Amendment No.1 to the Company’s Amended and Restated 2020 Stock Incentive Plan, to increase shares thereunder by 200,000 shares of common stock.
4.To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Voting
You may vote by proxy via phone, fax, internet and mail by following the instructions provided in the proxy materials mailed to you or your household. You may submit your vote over the Internet or mail until 11:59 p.m. E.T., June 11, 2024.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the director nominees to our Board of Directors; FOR the ratification of the independent registered public accounting firm; and FOR the approval of the Amendment No.1 to the Company’s Amended and Restated 2020 Stock Incentive Plan, In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

On each matter to be voted on at the Annual Meeting, each share of our outstanding stock held of record as of the Record Date shall be entitled to the following votes:

Class of Stock	Votes Per Share
Common Stock	1
Series A Preferred Stock	0.11074
Each share of Series A Preferred Stock is convertible into 0.20 of a share of common stock. Pursuant to the Series A Certificate of Designation, each holder of outstanding shares of Series A Preferred Stock is entitled to vote with holders of outstanding shares of our common stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration, except as provided by law. In any such vote, each share of Series A Preferred Stock shall be entitled to a number of votes equal to 55.37% of the number of shares of common stock into which such share of Series A Preferred Stock is convertible. As a result, each share of Series A Preferred Stock is entitled to 0.11074 votes on each matter to be voted on at the Annual Meeting.